UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2009

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2009, Cisco Systems, Inc. (the “Company”) entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee thereunder, in connection with the offer and sale of $500,000,000 aggregate principal amount of the Company’s 2.90% Senior Notes due 2014, $2,500,000,000 aggregate principal amount of the Company’s 4.45% Senior Notes due 2020, and $2,000,000,000 aggregate principal amount of the Company’s 5.50% Senior Notes due 2040 (the “Offering”). A description of the material terms of the Indenture and related notes is contained in Item 1.01 to the Company’s current report on Form 8-K filed with the Commission on November 13, 2009. Such description is a summary and is qualified in its entirety by the Indenture and forms of notes, filed herewith as Exhibit No. 4.1 and Exhibit No. 4.2 and incorporated by reference herein.

In connection with the Offering, the Company is filing the Indenture and forms of notes as Exhibit No. 4.1 and Exhibit No. 4.2 to this Form 8-K, which are incorporated by reference in their entirety into the Company’s registration statement on Form S-3 (File No. 333-157177).

Item 8.01.	Other Events.

In connection with the Offering, the Company is filing a legal opinion and consent as Exhibit No. 5.1 and Exhibit No. 23.1 to this Form 8-K, which are incorporated by reference in their entirety into the Company’s registration statement on Form S-3 (File No. 333-157177).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated November 17, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Forms of Global Note for the Company’s 2.90% Senior Notes due 2014, 4.45% Senior Notes due 2020 and 5.50% Senior Notes due 2040 (contained in Exhibit No. 4.1).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit No. 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 17, 2009	By:	/s/ Prat S. Bhatt
	Name:	Prat S. Bhatt
	Title:	Vice President, Corporate Controller and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated November 17, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Forms of Global Note for the Company’s 2.90% Senior Notes due 2014, 4.45% Senior Notes due 2020 and 5.50% Senior Notes due 2040 (contained in Exhibit No. 4.1).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit No. 5.1).